UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 2, 2015

Alere Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16789	04-3565120
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of principal executive offices)

Registrant’s telephone number, including area code: (781) 647-3900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Supplemental Disclosures relating to Alere Inc.’s proxy statement dated June 12, 2015

Proposal 2 of the proxy statement (the “Proxy Statement”) dated June 12, 2015 relating to the Annual Meeting of Stockholders of Alere Inc. (the “Company”) seeks stockholder approval of amendments to the Alere Inc. 2010 Stock Option and Incentive Plan (the “Plan”) that would, among other changes, increase the number of shares of common stock available for issuance under the Plan by 7,000,000 shares.

The Company would like to provide the following additional share overhang information which it believes is relevant to stockholder assessment of Proposal 2 of the Proxy Statement: as of December 31, 2014, the Company had 7.36 million options outstanding with a weighted average exercise price of $34.68 and a weighted average remaining term of 5.43 years.

The Company would also like to provide addition information regarding director attendance at meetings of the Board and its committees, which it believes is relevant to stockholder assessment of Proposal 1 of the Proxy Statement. The Proxy Statement currently includes the following disclosure:

“Further, during 2014, all Board members attended at least 75% of the 17 meetings held, other than Håkan Björklund who attended 65% of those meetings, and each Board member attended at least 75% of the meetings of each committee on which he or she served.”

The Company would like to add that when Board and committee meetings are considered together, Håkan Björklund attended 73% of all meetings held by the Board and the committees on which he served. In addition, on four additional occasions during 2014, Mr. Björklund considered and acted upon matters of importance to the Company by way of unanimous written consent.

Important Additional Information

In connection with its 2015 Annual Meeting of Stockholders, the Company has filed a definitive proxy statement with the SEC and delivered a notice of internet availability of proxy materials to its stockholders. The proxy statement and a copy of the other materials that the Company files with the SEC from time to time, including its Annual Report on Form 10-K, as amended, for the year ended December 31, 2014, may be obtained free of charge via the Internet at www.sec.gov and through the Investor Relations page of the Company’s corporate website, www.alere.com. In addition, investors and security holders may obtain free copies of the proxy statement, the annual report to stockholders and other proxy materials by directing a written request to Alere Inc., Investor Relations Department, 51 Sawyer Road, Suite 200, Waltham, MA 02453-3448, Attention: Juliet Cunningham or by telephone at (781) 647-3900.

The proxy statement and other relevant materials that the Company has made or will make available contain important information about the director nominees and the other matters to be voted upon by stockholders at the 2015 Annual Meeting. The Company urges stockholders to read the proxy statement, and any other relevant materials it makes available, before making any decision with respect to the matters to be voted upon at the 2015 Annual Meeting.

The Company, its directors, director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the 2015 Annual Meeting. Information about the participants in the solicitation, their ownership of the Company’s common stock and their direct and indirect interests in the matters to be voted upon at the 2015 Annual Meeting, which may, in some cases, be different from the interests of the Company’s stockholders generally, is set forth in the proxy statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

By:	/s/ Jay McNamara
Jay McNamara
Senior Counsel – Corporate & Finance

Dated: July 2, 2015

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